Exhibit (b)6(a)
                         DISTRIBUTION AGREEMENT

     Agreement made as of this _____ day of _____________, 1997 between Islamia Group of Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Income Achievers, Inc., a Delaware corporation (the "Underwriter").


                         W I T N E S S E T H

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

          1. The Fund hereby appoints the Underwriter its agent for the distribution of shares of beneficial interest, par value $.01 per share, including such series or classes of shares as may now or hereafter be authorized (the "Shares") in jurisdictions wherein Shares may legally be offered for sale; provided, however, that the Fund, in its absolute discretion, may: (a) issue or sell Shares directly to holders of Shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; and (b) issue or sell Shares at net asset value in connection with merger or consolidation with, or acquisition of the assets of, other investment companies or similar companies.

           2. The Underwriter hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and State laws and regulations and to the Declaration of Trust of the Fund.

           3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale, as herein contemplated, such Shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

           4. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares, or Shares of any series or class, whenever, in its sole discretion, it deems such action to be desirable.

           5. The Underwriter shall sell Shares directly to retail customers or, to or through, brokers, dealers, banks or other qualified financial intermediaries (hereinafter referred to as "dealers"), in such manner not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the Securities Act (and related Prospectus and Statement of Additional Information) as the Underwriter may determine from time to time, provided that no dealer, or other person, shall be appointed or authorized to act as agent of the Fund without the prior consent of the Fund. The Underwriter shall have the right to enter into agreements with dealers of its choice for the sale of Shares and fix therein the portion of the sales charge which may be allocated to such dealers; provided that the Fund shall approve the form of such agreements and shall evidence such approval by filing said form and any amendments thereto as attachments to this Agreement, which shall be filed as an exhibit to the Fund's currently effective registration statement under the Securities Act. Shares sold to dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Fund's then current Prospectus. The current form of such agreements are attached hereto as Exhibit 1.

          6. Shares offered for sale, or sold by the Underwriter, shall be so offered or sold at a price per Share determined in accordance with the then current Prospectus relating to the sale of Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission. Any public offering price shall be the net asset value per Share plus a sales charge of not more than the percentage of such public offering price set forth in attached Schedule A (as may be amended from time to time). Shares may be sold at net asset value without a sales charge to such class or classes of investors or in such class or classes of transactions as may be permitted under applicable rules of the Securities and Exchange Commission and as described in the then current Prospectus of the Fund. The net asset value per Share of each series or class shall be calculated in accordance with the Declaration of Trust of the Fund and shall be determined in the manner, and at the time, set forth in the then current Prospectus of the Fund relating to such Shares.

           7. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares. The excess, if any, of the sales price over the net asset value of Shares sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission, the Underwriter may allow commissions or concessions to dealers in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

           8. The Underwriter shall issue and deliver, or cause to be issued and delivered, on behalf of the Fund such confirmations of sales made by it as agent, pursuant to this Agreement, as may be required. At, or prior to, the time of issuance of Shares, the Underwriter will pay, or cause to be paid, to the Fund the amount due the Fund for the sale of such Shares. Certificates shall not be issued. Shares, however, will be registered on the transfer books of the Fund, in such names and denominations as the Underwriter may specify.

           9. The Fund will execute any and all documents, and furnish any and all information, which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a dealer, where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required, without its consent, to comply with any requirement which, in its opinion, is unduly burdensome).

          10. The Fund will furnish to the Underwriter, from time to time, such information with respect to the Fund and the Shares as the Underwriter may reasonably request for use in connection with the sale of Shares. The Underwriter agrees that it will not use or distribute, nor will it authorize dealers or others to use, distribute or disseminate, in connection with the sale of such Shares, any statements other than those contained in the Fund's current Prospectus and Statement of Additional Information, except such supplemental literature or advertising as shall be lawful under Federal and State securities laws and regulations, and that it will furnish the Fund with copies of all such material.

          11. The Underwriter shall order Shares from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, nor authorize any dealers or others, to make: (a) any short sale of Shares; or (b) any sale of Shares to any officer or trustee of the Fund, nor to any officer or trustee of the Underwriter, or of any corporation or association furnishing investment advisory, managerial, or supervisory services to the Fund, nor to any such corporation or association, unless such sales are made in accordance with the then current Prospectus relating to the sale of such Shares.

          12. In selling Shares for the account of the Fund, the Underwriter will in all respects conform to the requirements of all Federal and State laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to such sales, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative, or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given by the Fund to the Underwriter) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Underwriter.

         13. The Underwriter will require each dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

         14. The Fund will pay, or cause to be paid, expenses (including the fees and disbursements of its own counsel) of any registration of Shares under the federal securities laws, expenses of qualifying or continuing the qualification of the Shares for sale and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified, and expenses incident to the issuance of the Shares such as issue taxes, and fees of the transfer and shareholder service agent. The Underwriter will pay, or cause to be paid, all expenses (other than expenses which any dealer may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all: (a) expenses of printing and distributing any Prospectus and Statement of Additional Information and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such), and (b) expenses of advertising in connection with such offering. No transfer taxes, if any, which may be payable in connection with the issue or delivery of Shares sold as herein contemplated shall be borne by the Fund, and the Underwriter will indemnify and hold harmless the Fund against liability for all such transfer taxes.

           15. This agreement shall continue in effect until ____________, 1998, unless and until terminated by either party as hereinafter provided, and will continue from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least six months' prior written notice of such termination, specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event, the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

          16. This agreement shall automatically terminate in the event of its assignment.

          17. Any notice under this agreement shall be in writing, addressed, and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          18. The Declaration of Trust of the Fund on file with the Secretary of State of the Commonwealth of Massachusetts was executed on behalf of the Fund by the initial trustees of the Fund and not individually, and any obligation of the Fund shall be binding only upon the assets of the Fund (or applicable series thereof) and shall not be binding upon any trustee, officer or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund nor the execution of this agreement on behalf of the Fund shall impose any liability upon any trustee, officer or shareholder of the Fund.

     In Witness Whereof, the Fund and the Underwriter have each caused this agreement to be executed on its behalf as of the day and year first above written.

                                    Islamia Group of Funds



                                    By
                                      ___________________________________
                                      President

Attest:


_______________________________
Secretary


                                    Income Achievers Inc.



                                    By
                                      ___________________________________
                                      President

Attest:


_______________________________
Secretary

Schedule A

     Sales charge:  maximum of 3.00% of the public offering price.

Page 6


Exhibit 1

                    Income Achievers, Inc.
              1553 Bloomingdale Road, Suite #900
               Glendale Heights, Illinois  60139


                       Dealer Agreement

Gentlemen:

     As principal underwriter for shares of the Series of the investment company (the "Fund") listed on Exhibit A, (as from time to time may be revised by us), we offer to sell to you shares of the Series of the Fund (the "Shares") on the following terms:

     1. In all sales of Shares of each Series of the Fund to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund or for us.

     2. Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions to which a reduced offering price applies as provided in the then current Prospectus (which term shall include herein the Statement of Additional Information) of the Fund. The minimum dollar purchase of Shares of each Series of the Fund by any investor shall be the applicable minimum amount described in the then current Fund Prospectus, and no order for less than such amount will be accepted hereunder. The public offering price shall be the net asset value per Share plus a sales charge, if any, applicable to the transaction expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then current Fund Prospectus.
The procedures relating to the handling of orders and payment therefor shall be subject to any instructions that we shall forward from time to time to you. All orders are subject to acceptance or rejection by us in our sole discretion.

     3. As of the date of this Agreement or the effective date of any amendments hereto, the sales charge applicable to any sale by you of Shares of a Series of the Fund covered by this Agreement and the dealer concession or commission applicable to any offer from you for the purchase of Shares of such Series of the Fund accepted by us shall be the percentage of the applicable public offering price set forth in the current Prospectus of the Fund. You may be deemed to be an underwriter in connection with sales by you of Shares of the Fund where you receive all or substantially all of the sales charge as set forth in the Fund's Prospectus, and therefore you may be subject to applicable provisions of the Securities Act of 1933.

     Reduced sales charges or no sales charges may apply to certain transactions under letter of intent, combined purchases or investments, reinvestment of dividends and distributions, repurchase privileges or other programs, as described in the then current Fund Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for any reduced sales charges.

     4. You agree to purchase Shares only from us or from your customers. If you purchase Shares from us, you agree that all such purchases shall be made only: (a) to cover orders already received by you from your customers or (b) for your own bona fide investment. If you purchase Shares from your customers, you agree to pay such customers not less than the applicable redemption price as established by the then current Fund Prospectus. We, in turn, agree that we will not purchase any securities from the Fund except for the purpose of covering purchase orders which we have already received or for bona fide investment purposes.

     5. You shall sell Shares only: (a) to customers at the applicable public offering price, and (b) to us as agent for the Fund at the redemption price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing Shares for resale to us, you agree to pay your customer not less than the price which you receive from us. If you act as agent for your customer in selling Shares to us, you agree not to charge your customer more than a fair commission for handling the transaction.

     6. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

     7. You hereby certify that all of your customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to us by you are correct and that you will not open an account without providing the customer's TIN or SSN unless otherwise approved by us.

     8. We will not accept from you any conditional orders for Shares.

     9. If any Shares sold to you under the terms of this Agreement are redeemed by the Fund or repurchased by us as agent for the Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any dealer concession or commission received by you on such Shares.

     We will notify you of any such repurchase or redemption within ten business days from the date on which the repurchase or redemption order in proper form is delivered to us or to the Fund, and you shall forthwith refund to us the full concession allowed to you on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund our share of the concession allowed to us and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to the Fund.

     10. Payment for Shares by you shall be made on or before the settlement date specified in our confirmation, at our office, as the Fund's transfer agent, at the above-specified address, and by check payable to the order of the Fund Series, which reserves the right to delay issuance or transfer of Shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the Shares ordered back to the Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

     11. Shares sold hereunder shall be available in book-entry form on the books of the Fund's transfer agent, unless the Trustees permit certificates to be issued. If no open account registration or transfer instructions are received by the Fund's transfer agent within 20 days after payment by you for Shares sold to you, an open account for such Shares will be established in your name. You agree to hold harmless and indemnify us, the transfer agent, and the Fund for any loss or expenses resulting from such open account registration of such Shares.

     12. No person is authorized to make any representations concerning Shares of a Fund Series except those contained in the then current Fund Prospectus and in sales literature issued by us supplemental to such Prospectus. In purchasing Shares from us, you shall rely solely on the representations contained in such Prospectus and in such sales literature. We will furnish additional copies of the current Prospectus and such sales literature and other releases and information issued by us in reasonable quantities upon request. You further agree that you will not offer or sell any Shares of a Fund Series except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the Fund (as amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund.

     13. All sales will be made subject to our receipt of Shares from the Fund. The Fund reserves the right in its discretion and we reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Fund Shares entirely, to change the concession or any other amounts payable hereunder. We reserve the right, without notice, to amend, modify, change or cancel this Agreement.

     14. This Agreement shall replace any prior agreement with respect to the Fund between us and is conditioned upon your representation and warranty that you are a member in good standing of the National Association of Securities Dealers, Inc., or, in the alternative, that you are a foreign dealer, not eligible for membership in that association. You agree to abide by the Rules and Regulations of the National Association of Securities Dealers, Inc., including Rule 2830 of its Conduct Rules, and all applicable state and Federal laws, rules and regulations.

     You will not offer Shares of any Series of the Fund for sale in any state where they are not qualified for sale under the Blue
Sky Laws and regulations of such state or where you are not qualified to act as a dealer, except for states in which they are exempt from qualification.

     In the event that you offer Shares of any Series of the Fund for sale outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of the United States military authorities applicable to solicitations to military personnel.

     15. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Fund or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

     16. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Illinois. This Agreement is subject to the Prospectus of the Fund from time to time in effect, and, in the event of a conflict, the terms of the Prospectus shall control. Any changes, modifications or additions reflected in the Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise.

                              INCOME ACHIEVERS, INC.
                              By_________________________________
                                     (Authorized Signature)

                              ACCEPTED:
                              ___________________________________
                                        (Dealer's Name)

                              ___________________________________
                                       (Street Address)

                              ___________________________________
                              (City)        (State)       (Zip)

                              By_________________________________
                                    (Authorized Signature
                                          of Dealer)


                           EXHIBIT A

Islamia Group of Funds and its Series - Islamia Income Fund and
Islamia Growth Fund.